Exhibit 99.1

Investor Contact:	Michael J. Culotta Executive Vice President and Chief Financial Officer (615) 221-3502

QUORUM HEALTH CORPORATION ANNOUNCES THIRD QUARTER 2017 OPERATING RESULTS

BRENTWOOD, Tenn. (November 8, 2017) – Quorum Health Corporation (NYSE: QHC) (the “Company”) today announced its operating and financial results for the three and nine months ended September 30, 2017.

Net operating revenues for the three months ended September 30, 2017 decreased $44.6 million to $499.3 million, compared to $543.9 million for the same period in 2016. Net operating revenues for the quarter decreased $32.5 million from the two hospitals divested in December 2016 and the four hospitals divested in the first nine months of 2017, and decreased $11.5 million resulting from the Company’s inability to accrue in the 2017 period for the California Hospital Quality Assurance Fee (“HQAF”) program revenues for the 2017-2019 program period pending approval by Centers for Medicare & Medicaid Services (“CMS”). Excluding these amounts, net operating revenues decreased $0.6 million for the three months ended September 30, 2017 compared to the same period in 2016. Net loss attributable to Quorum Health Corporation for the three months ended September 30, 2017 was $(29.2) million, or $(1.03) per share, compared to $(7.0) million, or $(0.24) per share, for the same period in 2016. The net loss for the three months ended September 30, 2017 was impacted by an $8.8 million decrease, net of provider taxes, related to the California HQAF program and $5.3 million of impairment charges related to certain hospitals intended for divestiture. On a same-facility basis, as defined in footnote (k), the Company’s operating results for the three months ended September 30, 2017 reflect a 0.2% decrease in admissions and a 0.5% increase in adjusted admissions compared to the same period in 2016. Excluding the six divested hospitals and the eight hospitals intended for divestiture as of September 30, 2017, admissions and adjusted admissions increased 1.3% and 3.2%, respectively, for these same periods.

Adjusted EBITDA for the three months ended September 30, 2017 was $32.3 million, compared to $46.7 million for the same period in 2016. Adjusted EBITDA was negatively impacted by the Company’s inability to accrue for the California HQAF program in the 2017 period, as stated above. Adjusted EBITDA for the three months ended September 30, 2016 included $8.8 million related to this program. The divested hospitals negatively impacted EBITDA by $4.7 million and $7.0 million for the three months ended September 30, 2017 and 2016, respectively. As a result, Adjusted EBITDA, Adjusted for Divestitures, was $36.9 million and $53.8 million for the three months ended September 30, 2017 and 2016, respectively.

Net operating revenues for the nine months ended September 30, 2017 decreased $66.1 million to $1,557.1 million, compared to $1,623.2 million for the same period in 2016. Net operating revenues decreased $63.6 million related to the two hospitals divested in December 2016 and the four hospitals divested in the first nine months of 2017, and decreased $33.9 million due to the inability to accrue revenues related to the California HQAF program. Excluding these amounts, net operating revenues increased $31.4 million for the nine months ended September 30, 2017 compared to the same period in 2016, primarily due to favorable volume and payor rate variances. Net loss attributable to Quorum Health Corporation for the nine months ended September 30, 2017 was $(87.4) million, or $(3.11) per share, compared to $(257.0) million, or $(9.05) per share, for the same period in 2016. The 2017 period included impairment charges of $21.5 million related to hospitals held for sale or identified for potential divestiture and a net gain of $5.1 million on the sale of hospitals. The 2016 period included $250.4 million of impairment charges, $5.4 million of transaction costs related to the Spin-off and $25.7 million in revenues, net of provider taxes, related to the California HQAF program. On a same-facility basis, the Company’s operating results for the nine months ended September 30, 2017 reflect a 0.9% decrease in admissions and a 0.2% increase in adjusted admissions compared to the same period in 2016. Excluding divested hospitals and hospitals intended for divestiture, admissions and adjusted admissions increased 0.7% and 2.0%, respectively, for these same periods.

Adjusted EBITDA for the nine months ended September 30, 2017 was $92.8 million, compared to $132.2 million for the same period in 2016. Adjusted EBITDA was negatively impacted by the Company’s inability to accrue for the California HQAF program in the 2017 period, as stated above. Adjusted EBITDA for the nine months ended September 30, 2016 included $25.7 million related to the California HQAF program. The divested hospitals negatively impacted EBITDA by $13.6 million and $18.5 million for the nine months ended September 30, 2017 and 2016, respectively. As a result, Adjusted EBITDA, Adjusted for Divestitures, was $106.4 million and $150.7 million for the nine months ended September 30, 2017 and 2016, respectively.

The Company had combined proceeds from these six divestitures of $43.1 million, of which $40.4 million was utilized to pay down the Company’s term loan under its credit facility. In addition, in October 2017, the Company received $30.9 million from the State of California related to the 2015-2016 HQAF Program, a portion of which was utilized to pay down additional principal on the Company’s secured debt.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

On October 31, 2017, the Company completed the divestiture of L.V. Stabler Memorial Hospital, located in Greenville, Alabama, and received proceeds of $2.8 million. The Company paid down an additional $18.2 million of secured debt in October and November of 2017.

Commenting on the results, Thomas D. Miller, President and Chief Executive Officer of Quorum Health Corporation, said, “We continue our efforts to improve our core operations as we restructure our hospital portfolio. As we execute our strategy to divest underperforming hospitals, we have completed six transactions through the third quarter with another already completed in the fourth quarter. We expect more divestiture completions in 2018 as we remain dedicated to reducing our debt, managing our costs and increasing our profitability.”

Financial Outlook

The Company’s updated financial outlook for the year ending December 31, 2017 is discussed below. These projections update selected guidance issued on August 9, 2017 and are based on the Company’s historical operating performance, current economic, demographic and regulatory trends and other assumptions that the Company believes are reasonable at this time. The 2017 guidance should be considered in conjunction with the assumptions included herein. See “Forward-Looking Statements” below for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The Company expects net operating revenues for the year ending December 31, 2017 to range from $2.055 billion to $2.065 billion. The Company expects Adjusted EBITDA for the year ending December 31, 2017 to range from $140 million to $150 million and Adjusted EBITDA, Adjusted for Divestitures through December 31, 2017 to range from $160 million to $170 million. The guidance for Adjusted EBITDA gives effect to: (i) the approval of the California Department of Health Care Services’ HQAF Program by CMS, which we estimate to be approved in the fourth quarter of 2017 at approximately $22 million, approximately $13 million less than 2016, (ii) the reduction of approximately $7 million in electronic health records incentives earned in 2017 compared to the 2016 amounts, (iii) the inclusion of approximately $11 million to $13 million of non-cash stock-based compensation and other non-cash benefits expense and approximately $20 million to $25 million of non-cash insurance expense, and (iv) no estimate for the effects of any changes to the Affordable Care Act, its interpretation or its implementation. The guidance for Adjusted EBITDA, Adjusted for Divestitures through December 31, 2017 includes the same assumptions above, in addition to excluding the negative EBITDA of hospitals divested and expected to be divested through December 31, 2017, including the completed divestiture of L.V. Stabler Memorial Hospital on October 31, 2017.

A reconciliation of the Company’s projected 2017 Adjusted EBITDA, and Adjusted EBITDA, Adjusted for Divestitures, each a forward-looking non-GAAP financial measure, to net income (loss), the most directly comparable U.S. GAAP financial measure, is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, provision for (benefit from) income taxes and other adjustments that would be necessary to prepare a forward-looking statement of net income (loss) in accordance with U.S. GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

About Quorum Health Corporation

The principal business of Quorum Health Corporation is to provide hospital and outpatient healthcare services in its markets across the United States. As of September 30, 2017, the Company owned or leased 32 hospitals in rural and mid-sized markets located across 15 states and licensed for 3,051 beds. Through Quorum Health Resources LLC, a wholly-owned subsidiary, the Company provides hospital management advisory and healthcare consulting services to non-affiliated hospitals across the country. Over 95% of the Company’s net operating revenues are attributable to its hospital operations business.

The Company’s headquarters are located in Brentwood, Tennessee, a suburb south of Nashville. Shares in Quorum Health Corporation are traded on the NYSE under the symbol “QHC.” More information about the Company can be found on its website at www.quorumhealth.com.

Quorum Health Corporation will hold a conference call on Thursday, November 9, 2017, at 10:00 a.m. Central time, 11:00 a.m. Eastern, to review operating and financial results for the three and nine months ended September 30, 2017. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.quorumhealth.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and the Company’s Current Report on Form 8-K (including this press release) are available on the Company’s website at www.quorumhealth.com.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Three Months Ended September 30,
	2017		2016
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues, net of contractual allowances and discounts (a)	$557,847		$612,551
Provision for bad debts	58,545		68,612
Net operating revenues	499,302	100.0%	543,939	100.0%
Operating costs and expenses:
Salaries and benefits(b)	251,780	50.4%	266,812	49.1%
Supplies	58,657	11.7%	64,013	11.8%
Other operating expenses (a)	145,357	29.2%	154,878	28.3%
Depreciation and amortization	20,735	4.2%	28,234	5.2%
Rent	12,377	2.5%	12,823	2.4%
Electronic health records incentives earned	(287)	(0.1)%	(1,336)	(0.2)%
Legal, professional and settlement costs	2,050	0.4%	488	0.1%
Impairment of long-lived assets and goodwill	5,261	1.1%	—	—%
Loss (gain) on sale of hospitals, net	79	—%	—	—%
Transaction costs related to the Spin-off	173	—%	532	0.1%
Total operating costs and expenses	496,182	99.4%	526,444	96.8%
Income (loss) from operations	3,120	0.6%	17,495	3.2%
Interest expense, net	32,216	6.4%	28,028	5.1%
Income (loss) before income taxes	(29,096)	(5.8)%	(10,533)	(1.9)%
Provision for (benefit from) income taxes	(542)	(0.1)%	(4,081)	(0.7)%
Net income (loss) (c)	(28,554)	(5.7)%	(6,452)	(1.2)%
Less: Net income (loss) attributable to noncontrolling interests	637	0.1%	507	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(29,191)	(5.8)%	$(6,959)	(1.3)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(1.03)		$(0.24)
Weighted-average shares outstanding:
Basic and diluted (e)	28,245,833		28,413,532

For footnotes, see pages 8-10.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (LOSS)

(In Thousands, Except Earnings per Share and Shares)

	Nine Months Ended September 30,
	2017		2016
		% of		% of
	$ Amount	Revenues	$ Amount	Revenues

Operating revenues, net of contractual allowances and discounts (a)	$1,731,007		$1,825,198
Provision for bad debts	173,919		201,971
Net operating revenues	1,557,088	100.0%	1,623,227	100.0%
Operating costs and expenses:
Salaries and benefits(b)	781,691	50.2%	788,560	48.6%
Supplies	186,591	12.0%	191,810	11.8%
Other operating expenses (a)	466,394	29.9%	482,526	29.8%
Depreciation and amortization	63,441	4.1%	90,854	5.6%
Rent	36,631	2.4%	37,917	2.3%
Electronic health records incentives earned	(4,516)	(0.3)%	(9,791)	(0.6)%
Legal, professional and settlement costs	6,519	0.4%	6,176	0.4%
Impairment of long-lived assets and goodwill	21,461	1.4%	250,400	15.4%
Loss (gain) on sale of hospitals, net	(5,112)	(0.3)%	—	—%
Transaction costs related to the Spin-off	204	—%	5,444	0.3%
Total operating costs and expenses	1,553,304	99.8%	1,843,896	113.6%
Income (loss) from operations	3,784	0.2%	(220,669)	(13.6)%
Interest expense, net	90,204	5.8%	84,756	5.2%
Income (loss) before income taxes	(86,420)	(5.6)%	(305,425)	(18.8)%
Provision for (benefit from) income taxes	(86)	(0.1)%	(50,320)	(3.1)%
Net income (loss) (c)	(86,334)	(5.5)%	(255,105)	(15.7)%
Less: Net income (loss) attributable to noncontrolling interests	1,048	0.1%	1,917	0.1%
Net income (loss) attributable to Quorum Health Corporation	$(87,382)	(5.6)%	$(257,022)	(15.8)%

Earnings (loss) per share attributable to Quorum Health Corporation stockholders:
Basic and diluted (d)	$(3.11)		$(9.05)
Weighted-average shares outstanding:
Basic and diluted (e)	28,068,085		28,412,552

For footnotes, see pages 8-10.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONSOLIDATED AND COMBINED SELECTED OPERATING DATA

	Three Months Ended September 30,
	2017	2016	Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (f)	3,051	3,578	(527)	(14.7)%
Admissions (g)	21,646	23,503	(1,857)	(7.9)%
Adjusted admissions (h)	54,350	59,333	(4,983)	(8.4)%
Emergency room visits (i)	163,986	184,166	(20,180)	(11.0)%
Medicare case mix index (j)	1.43	1.37	0.06	4.4%

Same-facility: (k)
Number of licensed beds at end of period (f)	3,051	3,051	—	—%
Admissions (g)	21,155	21,195	(40)	(0.2)%
Adjusted admissions (h)	52,755	52,471	284	0.5%
Emergency room visits (i)	158,337	162,608	(4,271)	(2.6)%
Medicare case mix index (j)	1.43	1.38	0.05	3.6%

	Nine Months Ended September 30,
	2017	2016	Variance	% Variance

Consolidated and combined:
Number of licensed beds at end of period (f)	3,051	3,578	(527)	(14.7)%
Admissions (g)	67,572	72,113	(4,541)	(6.3)%
Adjusted admissions (h)	166,841	178,062	(11,221)	(6.3)%
Emergency room visits (i)	504,500	551,401	(46,901)	(8.5)%
Medicare case mix index (j)	1.42	1.37	0.05	3.6%

Same-facility: (k)
Number of licensed beds at end of period (f)	3,051	3,051	—	—%
Admissions (g)	64,347	64,906	(559)	(0.9)%
Adjusted admissions (h)	157,440	157,171	269	0.2%
Emergency room visits (i)	475,062	487,286	(12,224)	(2.5)%
Medicare case mix index (j)	1.42	1.38	0.04	2.9%

For footnotes, see pages 8-10.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(In Thousands, Except Par Value per Share and Shares)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$15,736	$25,455
Patient accounts receivable, net of allowance for doubtful accounts of $337,141 and $360,796 at September 30, 2017 and December 31, 2016, respectively	393,559	380,685
Inventories	55,125	58,124
Prepaid expenses	24,393	23,028
Due from third-party payors	98,778	116,235
Current assets of hospitals held for sale	9,202	1,502
Other current assets	40,920	57,942
Total current assets	637,713	662,971
Property and equipment, at cost	1,419,827	1,519,975
Less: Accumulated depreciation and amortization	(717,754)	(786,075)
Total property and equipment, net	702,073	733,900
Goodwill	409,229	416,833
Intangible assets, net	70,993	84,982
Long-term assets of hospitals held for sale	12,782	6,851
Other long-term assets	105,405	88,833
Total assets	$1,938,195	$1,994,370
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$1,887	$5,683
Accounts payable	157,102	169,684
Accrued liabilities:
Accrued salaries and benefits	81,300	98,803
Accrued interest	27,350	19,915
Due to third-party payors	37,311	42,537
Current liabilities of hospitals held for sale	2,767	492
Other current liabilities	39,447	53,268
Total current liabilities	347,164	390,382
Long-term debt	1,276,874	1,241,142
Deferred income tax liabilities, net	31,087	31,474
Other long-term liabilities	145,559	108,996
Total liabilities	1,800,684	1,771,994
Redeemable noncontrolling interests	1,578	6,807
Equity:
Quorum Health Corporation stockholders' equity:
Preferred stock, $0.0001 par value per share, 100,000,000 shares authorized, none issued	—	—
Common stock, $0.0001 par value per share, 300,000,000 shares authorized; 30,249,502 shares issued and outstanding at September 30, 2017, and 29,482,050 shares issued and outstanding at December 31, 2016	3	3
Additional paid-in capital	546,609	537,911
Accumulated other comprehensive income (loss)	(2,395)	(2,760)
Accumulated deficit	(421,408)	(334,026)
Total Quorum Health Corporation stockholders' equity	122,809	201,128
Nonredeemable noncontrolling interests	13,124	14,441
Total equity	135,933	215,569
Total liabilities and equity	$1,938,195	$1,994,370

For footnotes, see pages 8-10.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

QUORUM HEALTH CORPORATION

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Cash flows from operating activities:
Net income (loss)	$(28,554)	$(6,452)	$(86,334)	$(255,105)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,735	28,234	63,441	90,854
Non-cash interest expense, net	1,793	1,257	3,223	1,986
Provision for (benefit from) deferred income taxes	(642)	(4,081)	(387)	(51,532)
Stock-based compensation expense	2,374	2,781	7,702	4,678
Impairment of long-lived assets and goodwill	5,261	—	21,461	250,400
Loss (gain) on sale of hospitals, net	79	—	(5,112)	—
Changes in reserves for self-insurance claims, net of payments	4,999	11,208	16,253	28,099
Changes in reserves for legal, professional and settlement costs, net of payments	—	—	(3,651)	4,642
Other non-cash expense (income), net	233	54	238	(533)
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Patient accounts receivable, net	9,156	(9,586)	(21,193)	(16,797)
Due from and due to third-party payors, net	(3,176)	(7,528)	12,231	(2,173)
Inventories, prepaid expenses and other current assets	9,756	(14,689)	2,024	(12,412)
Accounts payable and accrued liabilities	(12,002)	(2,505)	(10,710)	26,624
Long-term assets and liabilities, net	(268)	880	1,603	(7,965)
Net cash provided by (used in) operating activities	9,744	(427)	789	60,766

Cash flows from investing activities:
Capital expenditures for property and equipment	(11,525)	(23,241)	(50,667)	(56,448)
Capital expenditures for software	(3,005)	(1,454)	(6,174)	(5,258)
Acquisitions, net of cash acquired	(33)	(26)	(1,920)	(26)
Proceeds from the sale of hospitals	9,084	—	29,240	—
Other investing activities	—	(346)	—	1,056
Net cash provided by (used in) investing activities	(5,479)	(25,067)	(29,521)	(60,676)

Cash flows from financing activities:
Borrowings (repayments) of revolving credit facilities, net	(5,000)	—	45,000	—
Borrowings of long-term debt	175	36	247	1,255,556
Repayments of long-term debt	(4,670)	(3,165)	(16,517)	(7,442)
Increase (decrease) in Due to Parent, net	—	—	—	25,183
Payments of debt issuance costs	(181)	(1,136)	(3,119)	(29,139)
Cash paid to Parent related to the Spin-off	—	—	—	(1,217,336)
Cancellation of restricted stock awards for payroll tax withholdings on vested shares	(14)	(39)	(1,503)	(12)
Cash distributions to noncontrolling investors	—	(181)	(3,851)	(2,828)
Purchases of shares from noncontrolling investors	(1,244)	(88)	(1,244)	(100)
Net cash provided by (used in) financing activities	(10,934)	(4,573)	19,013	23,882

Net change in cash and cash equivalents	(6,669)	(30,067)	(9,719)	23,972
Cash and cash equivalents at beginning of period	22,405	55,145	25,455	1,106
Cash and cash equivalents at end of period	$15,736	$25,078	$15,736	$25,078

For footnotes, see pages 8-10.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(a)

The California Department of Health Care Services implemented the HQAF program, imposing a fee on certain general and acute care California hospitals. Revenues generated from these fees provide funding for the non-federal supplemental payments to California hospitals that serve California’s Medicaid (“Medi-Cal”) and uninsured patients. Under Phase IV of the program, covering the period January 2014 through December 2016, the Company recognized $11.5 million of net operating revenues less $2.7 million of provider taxes for the three months ended September 30, 2016. The Company recognized $33.9 million of net operating revenues less $8.2 million of provider taxes for the nine months ended September 30, 2016. There were no comparative amounts recorded in the 2017 periods, as discussed below.

In November 2016, California voters approved a state constitutional amendment measure that extends indefinitely the statute that imposes fees on California hospitals seeking federal matching funds. However, Phase IV of the program expired on December 31, 2016, and CMS has not yet issued approvals, including waiver of certain healthcare-tax related rules, for Phase V of the program. Consistent with the first four phases of the HQAF program, the Company does not recognize any revenues under the new program until CMS completes the approval process. HQAF funding levels are based in part on Medi-Cal utilization. As a result, changes in coverage of individuals under the Medi-Cal program could affect the revenues and cash flows related to the Company’s California hospitals under future phases of the HQAF program. Accordingly, the Company is unable to predict the ultimate amount of revenues and cash flows its California hospitals may receive from or the timing of CMS’ approval of the extended HQAF program, including its impact on the Company’s 2017 net operating results. The Company has included an estimated amount in its 2017 projections based on currently available and historical information.

(b)	Salaries and benefits were impacted by a net decrease in discretionary employee benefits as the Company continues to implement cost savings plans.
(c)

EBITDA is a non-GAAP financial measure that consists of net income (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back the effect of certain legal, professional and settlement costs, impairment of long-lived assets and goodwill, net loss (gain) on sale of hospitals and transaction costs related to the Spin-off. The Company uses Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by the Company’s management to assess the operating performance of its hospital operations business and to make decisions on the allocation of resources. Additionally, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and in comparing the Company’s results of operations between periods. Adjusted EBITDA, Adjusted for Divestitures, also a non-GAAP financial measure, is further retrospectively adjusted to exclude the effect of EBITDA of hospitals divested in December 2016 and in the first nine months of 2017. The Company has presented Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures in this press release because it believes these measures provide investors and other users of the Company’s financial statements with additional information about how the Company’s management assesses its results of operations.

Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are not measurements of financial performance under U.S. GAAP. These calculations should not be considered in isolation or as a substitute for net income, operating income or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures are significant components in understanding and evaluating the Company’s financial performance. The Company believes such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, the Company’s calculation of Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures may not be comparable to similarly titled measures reported by other companies.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

The following table reconciles Adjusted EBITDA and Adjusted EBITDA, Adjusted for Divestitures, each as defined above, to net income (loss), the most directly comparable U.S. GAAP financial measure, as derived directly from the Company’s consolidated and combined financial statements for the respective periods (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income (loss)	$(28,554)	$(6,452)	$(86,334)	$(255,105)
Interest expense, net	32,216	28,028	90,204	84,756
Provision for (benefit from) income taxes	(542)	(4,081)	(86)	(50,320)
Depreciation and amortization	20,735	28,234	63,441	90,854
EBITDA	23,855	45,729	67,225	(129,815)
Legal, professional and settlement costs	2,050	488	6,519	6,176
Impairment of long-lived assets and goodwill	5,261	—	21,461	250,400
Loss (gain) on sale of hospitals, net	79	—	(5,112)	—
Transaction costs related to the Spin-off	173	532	204	5,444
Post-spin headcount reductions	850	—	2,543	—
Adjusted EBITDA	32,268	46,749	92,840	132,205
Negative EBITDA of divested hospitals	4,670	7,023	13,563	18,468
Adjusted EBITDA, Adjusted for Divestitures	$36,938	$53,772	$106,403	$150,673
(d)	The following table reconciles net income (loss) attributable to Quorum Health Corporation, as reported and on a per share basis, with the adjustments described herein:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(per share - basic and diluted)

Earnings (loss) per share attributable to Quorum Health Corporation stockholders, as reported	$(1.03)	$(0.24)	$(3.11)	$(9.05)
Adjustments:
Legal, professional and settlement costs	0.07	0.01	0.23	0.18
Impairment of long-lived assets and goodwill	0.18	—	0.76	7.36
Loss (gain) on sale of hospitals, net	—	—	—	—
Transaction costs related to the Spin-off	0.01	0.01	0.01	0.16
Post-spin headcount reductions	0.03	—	0.09	—
Net operating losses of divested hospitals	0.16	0.15	0.48	0.54
Earnings (loss) per share attributable to Quorum Health Corporation stockholders, excluding adjustments	$(0.58)	$(0.07)	$(1.54)	$(0.81)

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

FOOTNOTES TO UNAUDITED FINANCIAL STATEMENTS AND SELECTED OPERATING DATA

(Continued)

(e)

For comparative purposes, the Company used 28,412,054 shares as the number of weighted-average shares to calculate basic and diluted earnings per share for periods prior to the Spin-off. This number represents the number of shares issued on the Spin-off date. Due to the net loss attributable to Quorum Health Corporation in the three and nine months ended September 30, 2017, no incremental shares are included in diluted earnings per share for these periods, because the effect of the incremental shares would be anti-dilutive. No incremental shares were considered for any periods prior to the Spin-off.

(f)	Licensed beds are the number of beds for which the appropriate state agency licenses a hospital, regardless of whether the beds are actually available for patient use.
(g)	Admissions represent the number of patients admitted for inpatient services.
(h)	Adjusted admissions is computed by multiplying admissions by gross patient revenues and then dividing that number by gross inpatient revenues.
(i)	Emergency room visits represent the number of patients registered and treated in the Company’s emergency rooms.
(j)

Medicare case mix index is a relative value assigned to a diagnosis-related group of inpatients that is used in determining the allocation of resources necessary to treat the patients in that group. Medicare case mix index is calculated as the average case mix index for all Medicare admissions during the period.

(k)

Same-facility financial and operating data excludes hospitals that were sold prior to and as of the end of the current reporting period. Same-facility operating results have been adjusted to exclude the operating results of Sandhills Regional Medical Center, Barrow Regional Medical Center, Cherokee Medical Center, Trinity Hospital of Augusta, Lock Haven Hospital and Sunbury Community Hospital which were sold on December 1, 2016, December 31, 2016, March 31, 2017, June 30, 2017, September 30, 2017 and September 30, 2017, respectively.

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, but are not limited to, the following:

•	general economic and business conditions, both nationally and in the regions in which the Company operates;
•

risks associated with the Company’s substantial indebtedness, leverage and debt service obligations, including its ability to comply with its debt covenants, including its senior credit facility, as amended;

•	the ability to achieve operating and financial targets and to control the costs of providing services if patient volumes are lower than expected;
•

the impact of significant changes to the Affordable Care Act, its implementation or its interpretation, efforts to repeal the Affordable Care Act, as well as changes in other federal, state or local laws or regulations affecting the healthcare industry;

•

the success and long-term viability of healthcare insurance exchanges, which may be impacted by whether a sufficient number of payors participate, the availability of cost-sharing subsidies and actions taken by the current administration and Congress affecting the Affordable Care Act;

•

the extent to which states support or implement changes to Medicaid programs, utilize healthcare insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the extent to which regulatory and economic changes occur in Illinois, where a material portion of the Company’s revenues are concentrated;
•	demographic changes;
•	the failure to comply with governmental regulations;
•

the impact of certain outsourcing functions, and the ability of Community Health Systems, Inc., as provider of the Company’s billing and collection services pursuant to the transition services agreements, to timely and appropriately bill and collect;

•

the potential adverse impact of known and unknown government investigations, internal investigations, audits, and federal and state false claims act litigation and other legal proceedings, including the shareholder and creditor litigations against the Company and certain of its officers and threats of litigation, as well as the significant costs and attention from management required to address such matters;

•

the ability, where appropriate, to enter into, maintain and comply with provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in reimbursement rates paid by federal or state healthcare programs, including Medicare and Medicaid, or commercial payors, and the timeliness of reimbursement payments;
•

the timing of any approval by CMS of Phase V of the California HQAF Program, the recognition of any revenues from the California program, and the timing and amount of any related cash flows, as well as the potential for retroactive adjustments for prior year payments;

-MORE-

QHC Announces Third Quarter 2017 Results

November 8, 2017

•	any potential impairments in the carrying values of long-lived assets and goodwill or the shortening of the useful lives of long-lived assets;
•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;
•

increases in the amount and risk of collectability of patient accounts receivable, including lower collectability levels which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in collecting payments for which patients are responsible, including co-pays and deductibles;

•

the efforts of healthcare insurers, providers and others to contain healthcare costs, including the trend toward treatment of patients in less acute or specialty healthcare settings and the increased emphasis on value-based purchasing;

•

the Company’s ongoing ability to demonstrate meaningful use of certified electronic health records technology and recognize income for the related Medicare or Medicaid incentive payments, to the extent such payments have not expired;

•

increases in wages as a result of inflation or competition for highly technical positions and rising medical supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against the Company, including self-insured malpractice claims;
•	competition;
•	the ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;
•	changes in medical or other technology;
•	changes in U.S. generally accepted accounting principles, including the impact of adopting newly issued accounting standards;
•	the availability and terms of capital to fund acquisitions, replacement facilities or other capital expenditures;
•

the ability to successfully make acquisitions or complete divestitures and the timing thereof, the ability to complete any such acquisitions or divestitures on desired terms or at all, and the ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact of seasonal or severe weather conditions or earthquakes;
•	the ability to obtain adequate levels of professional and general liability and workers’ compensation liability insurance;
•	the effects related to outbreaks of infectious diseases;
•	the impact of cyber-attacks or security breaches;
•	the ability to manage effectively the Company’s arrangements with third-party vendors for key non-clinical business functions and services;
•	the ability to maintain certain accreditations at the Company’s existing facilities and any future facilities the Company may acquire; and
•	the other risk factors set forth in the Company’s other public filings with the Securities and Exchange Commission.

Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant regulatory, economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond its control. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this filing. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-